  Exhibit 99.1

YUMA ENERGY, INC.
NEWS RELEASE
Yuma Energy, Inc. Provides Operational and Corporate Update

2019 Second Quarter Financial Report Filed with the SEC

HOUSTON, TX – (PR Newswire – August 19, 2019) – Yuma Energy, Inc. (NYSE American: YUMA) (“Yuma” or “Company,” “we” or “our”) today provided an operational and corporate update and reported its 2019 second quarter financial results. During the second quarter, the Company has taken significant steps to arrest the recent declines of our daily production. Specifically, we successfully installed a new jet pump on the Nettles 39-1 well, resulting in approximately 40 barrels a day of gross oil (bbl/d) or 15 bbl/d net production, up from 10 bbl/d gross prior to the workover. We also repaired the gravel pack on the State Lease 18194 well which has produced approximately 140 bbl/d gross, or 60 bbl/d net, for the most recent two weeks. Prior to the workover, the well was producing 90 bbl/d gross. We continue to diligently review our operations and evaluate opportunities to improve production where those activities result in short payback periods.

The Company also continues to reduce its operating and general and administrative costs and has significantly curtailed its planned 2019 capital expenditures. We plan to take further steps to mitigate our limited liquidity, which may include, but are not limited to, restructuring our existing debt; selling additional assets; further reducing general and administrative expenses; seeking merger and acquisition related opportunities and potentially raising proceeds from capital markets transactions, including the sale of debt or equity securities.

Discussions regarding the restructuring of the Company and its debt are ongoing, and management is hopeful that an accord can be reached. Management continues to work with Seaport Global Securities LLC, an investment banking firm, which advises the Company on its strategic alternatives and is engaged in various discussions regarding its debt, potential acquisitions and other initiatives generally considered part of the restructuring process.

Quarterly Report Form 10-Q Filed
On August 16, 2019, Yuma filed its quarterly report on Form 10-Q for the three months ended June 30, 2019 with the Securities and Exchange Commission (“SEC”). Investors and stockholders may obtain our Form 10-Q, Form 10-K and other documents filed with the SEC free of charge at the SEC’s website, www.sec.gov. In addition, copies of our filings are available on our website at www.yumaenergyinc.com.

Management Comments
Mr. Anthony C. Schnur, Interim Chief Executive Officer and Chief Restructuring Officer stated, “We are pleased that the field work conducted to date has increased our production at certain wells and are high-grading additional activities to further improve our production. On the restructuring front, while the process is taking some time, we have been engaged in in various discussions. However, a substantial risk exists that the Company will be unable to reach agreements on key issues related to our outstanding indebtedness which will continue to impair our ability to move the Company forward. The Yuma team continues to work toward a workable solution for all of the stakeholders of your Company.”

Continuing Uncertainty
The Company’s audited consolidated financial statements for the year ended December 31, 2018, included a going concern qualification. The risk factors and uncertainties described in our SEC filings for the year ended December 31, 2018, the quarter ended March 31, 2019, and the quarter ended June 30, 2019, as well as continuing events of default under our credit agreement, raise substantial doubt about the Company's ability to continue as a going concern basis of accounting.

Please refer to our recently filed Quarterly Report on Form 10-Q for the three months ended June 30, 2019 and all our filings with the SEC for further information.

About Yuma Energy, Inc.
Yuma Energy, Inc., a Delaware corporation, is an independent Houston-based exploration and production company focused on acquiring, developing and exploring for conventional and unconventional oil and natural gas resources. Historically, the Company’s activities have focused on inland and onshore properties, primarily located in central and southern Louisiana and southeastern Texas. Its common stock is listed on the NYSE American under the trading symbol “YUMA.”

Forward-Looking Statements
This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Any and all statements that are not strictly historical statements constitute forward-looking statements and may often, but not always, be identified by the use of such words such as “expects,” “believes,” “intends,” “anticipates,” “plans,” “estimates,” “potential,” “possible,” or “probable” or statements that certain actions, events or results “may,” “will,” “should,” or “could” be taken, occur or be achieved. The Company’s annual report on Form 10-K for the year ended December 31, 2018, quarterly reports on Form 10-Q. recent current reports on Form 8-K, and other SEC filings discuss some of the important risk factors identified that may affect its business, results of operations, and financial condition. The Company undertakes no obligation to revise or update publicly any forward-looking statements, except as required by law.

For more information, please contact
Carol Coale
Managing Director
Dennard Lascar Investor Relations
713-529-6600